Exhibit 99.2

 First Quarter 2021 Earnings Presentation  May 6, 2021

 Forward-Looking Statements  2  This presentation contains certain “forward-looking statements,” as that term is defined in the U.S. federal securities laws. In addition, from time to time, Home Point Capital Inc. (“we,” “our,” “us” or the “Company”) or its representatives have made, or may make, forward-looking statements orally or in writing. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including among others, statements relating to the Company’s future financial performance, the Company’s business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which the Company operates and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: the spread of the COVID-19 outbreak and severe disruptions in the U.S. and global economy and financial markets it has caused; our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; competition in the industry in which we operate; our success and growth of our production and servicing activities and the dependence upon our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any cybersecurity risks, cyber incidents and technology failures; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or by government policies on our material vendors with operations in India; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with higher risk loans that we service; risks associated with derivative financial instruments; our ability to foreclose on our mortgage assets in a timely manner or at all; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; legislative and regulatory changes that impact the mortgage loan industry or housing market; and changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies or such changes that increase the cost of doing business with such entities. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in documents filed from time to time by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

 3   Record origination volume: $29 billion in the first quarter of 2021; $83 billion in LTM1 Q1 2021  First Quarter 2021 Highlights    Financial Highlights     First quarter net income of $149 million; LTM1 Q1 2021 net income of $767 million   Quarterly net revenue of $422 million; LTM1 Q1 2021 net revenue of $1.7 billion                               409,000 servicing customers at end of Q1 2021, up 60% from the end of Q1 2020   Servicing portfolio of $110 billion as of March 31, 2021, 90% increase year-over-year                                      Operational Highlights                 More than 6,600 Third Party Partners at quarter end, 63% increase year-over-year  (1) Last twelve months for the period ended March 31st. First quarter 2021 LTM information is derived from a numerical calculation of our fiscal year 2020 financial information plus first quarter 2021 financial information less first quarter 2020 financial information. Home Point Capital does not prepare or present separate LTM financial statements.

 Net Income ($mm)  Performance Across the Platform in Q1 2021    4  Total Revenue, Net ($mm)  Funded Origination Volume ($bn)  Mortgage Servicing  3.0x  6.0x  Customers (‘000)  Portfolio UPB ($bn)  (1) Last twelve months for the period ended March 31st. First quarter 2021 LTM information is derived from a numerical calculation of our fiscal year 2020 financial information plus first quarter 2021 financial information less first quarter 2020 financial information. Home Point Capital does not prepare or present separate LTM financial statements. (2) Includes correspondent and broker partners combined.   Third Party Partners  # of Broker Partners  # of Third Party Partners2  1.6x  1  1  1  1  1  1

   Driving Enhanced Transparency & Disclosure  5          Fallout adjusted lock volume by channel  Gain on sale margin by channel  Weighted average coupon rate on MSR portfolio  Financial supplement with six quarters of financial details  Incremental Disclosures Added to Quarterly Earnings Materials

 First Quarter 2021 Financial Results    6  Total revenue, net in the first quarter of 2021 of $422 million increased more than six-fold year-over-year versus $68 million, driven by increased origination volumes, a higher gain on sale margin, and a fair market value (FMV) increase in the mortgage servicing rights (MSR) portfolio, primarily due to higher interest ratesFirst quarter 2021 revenue declined 7% versus the fourth quarter of 2020 primarily due to a lower gain on sale margin, partially offset by higher origination volumes and a FMV increase in the MSR portfolioFirst quarter 2021 net income of $149 million compared to a net loss of $11 million year-over-year, and declined 19% from $185 million in the fourth quarter of 2020

Volume Growth in Wholesale and Direct Channels



Wholesale Funded Volume
($bn)
$4.9
$7.8
$11.0
$14.1
$19.7
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21



Correspondent Funded Volume
($bn)
$2.9
$3.5
$6.3
$8.6
$8.2
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21



Direct Funded Volume
($bn)
$0.3
$0.4
$0.9
$1.2
$1.5
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21

- Wholesale funded volume of $19.7 billion in the first quarter of 2021, up 39% from the prior quarter and more than 4x year-over-year
  - Growth in *wholesale channel* driven by differentiated business model focused on building broker partnerships, maintaining localized, in-market sales coverage, and delivering continuous process and technology enhancements
- Correspondent volume of $8.2 billion in the first quarter of 2021, down 4% from the fourth quarter of 2020 and up nearly 3x year-over-year
  - *Correspondent channel* provides opportunistic source of low-cost customer acquisition
- Direct volume of $1.5 billion in the first quarter of 2021, up 21% from the prior quarter and up 5x versus year-ago quarter
  - *Direct channel* established in 2019 to focus on retention, and does not conflict with wholesale broker relationships

Home Point Capital

7

 Origination Segment Highlights    8  First quarter origination segment revenue of $347 million tripled versus $115 million in the first quarter of 2020, and declined 24% from $456 million in the fourth quarter of 2020Gain on sale margin of 128 basis points in the first quarter of 2021 was up 32% versus 97 basis points in the year-ago quarter, and down 36% compared to the fourth quarter of 2020First quarter contribution margin of $189 million compared to $63 million year-over-year and $302 million in the fourth quarter of 2020Third party partner relationships reached 6,643 at the end of the first quarter of 2021, a 63% increase year-over-year, and an 11% increase versus the prior quarter

 Servicing Segment Highlights    9  Servicing portfolio customers of 409,000 at the end of the first quarter of 2021 increased 60% versus the prior year and 14% compared to the fourth quarter of 2020Loan servicing fees of $70 million in the first quarter of 2021 grew 61% year-over-year and 26% from the fourth quarter of 2020Servicing segment primary margin was $52 million, up approximately 45% versus $36 million in the year-ago quarter and up 37% versus $38 million in the prior quarterServicing segment contribution margin was $65 million, versus $(56) million in the year-ago quarter and $(17) million in the prior quarter, driven primarily by a change in the fair market value of the MSR portfolioThe significant change in the fair value of MSRs due to mark-to-market (net of hedge) in the first quarter of 2021 was primarily driven by higher interest rates during the quarter

Balance Sheet Highlights

Summary Balance Sheet ($mm)		As of	
	3/31/2021	12/31/2020	3/31/2020
Assets:			
Cash and cash equivalents	$ 219.3	$ 165.2	$ 35.8
Mortgage loans held for sale (at fair value)	5,191.3	3,301.7	1,732.4
Mortgage servicing rights (at fair value)	1,156.4	748.5	475.9
Other assets	2,103.4	3,163.2	1,017.5
Total assets	**$ 8,670.4**	**$ 7,378.6**	**$ 3,261.6**
Liabilities and Shareholders' Equity:			
Warehouse lines of credit	$ 4,847.4	$ 3,005.4	$ 1,621.2
Term debt and other borrowings, net	888.4	454.0	429.2
Other liabilities	2,152.3	2,991.7	747.5
Total liabilities	**7,888.1**	**6,451.1**	**2,797.9**
Shareholders' Equity:			
Additional paid in capital	69.5	519.5	517.4
Retained earnings (accumulated deficit)	712.8	408.0	(53.7)
Total shareholders' equity	**782.3**	**927.5**	**463.7**
Total liabilities and shareholders' equity	**8,670.4**	**$ 7,378.6**	**$ 3,261.6**

- $443 million of available liquidity at the end of the first quarter of 2021, including $219 million of cash and cash equivalents
- MSR balance of $1.2 billion at March 31, 2021, up nearly 2.5x year-over-year, and up 55% from the prior quarter
- Total assets of $8.7 billion at March 31, 2021, up 166% from the end of the first quarter of 2020, and up 18% from the end of 2020
- Book value of $782 million at March 31, 2021 increased 69% year-over-year from March 31, 2020. Compared to the fourth quarter of 2020, book value at March 31, 2021 decreased 15% primarily due to a $270 million distribution in the first quarter of 2021.
- Ongoing focus on expanding MSR financing and warehouse lines
  - Total warehouse capacity of $6.4 billion at March 31, 2021, up from $4.2 billion at the end of 2020

Home Point Capital

10

11  Appendix

 Detailed Income Statement    12

 Detailed Balance Sheet    13

 Volume & Margin Detail by Channel    14

 Non-GAAP to GAAP Reconciliations    15

    To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted revenue, Adjusted net Income, and Adjusted net margin as “non-GAAP measures,” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.We define Adjusted revenue as Total net revenue exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge and adjusted for Income from equity method investment. We define Adjusted net income as Net income (loss) exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge. We exclude changes in fair value of MSRs, net of hedge from each of Adjusted revenue and Adjusted net income (loss) as they add volatility and are not indicative of the Company’s operating performance or results of operation. This adjustment does not include changes in fair value of MSRs due to realization of cash flows, which remain in each of Adjusted revenue and Adjusted net income (loss). Realization of cash flows occurs when cash is collected as customers make scheduled payments, partial prepayments of principal, or pay their mortgage in full. We define Adjusted net margin by dividing Adjusted net income by Adjusted revenue. We believe that the presentation of Adjusted revenue, Adjusted net Income, and Adjusted net margin provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted revenue, Adjusted net Income, and Adjusted net margin provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. The Company measures the performance of the segments primarily on a contribution margin basis. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, these measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, or any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.   16  Non-GAAP Financial Measures